Contact:	Ruth Pachman/Michael Herley	David L. Toner
	Kekst and Company	Carver Bancorp, Inc.
	(212) 521-4800	(718) 676-8936

CARVER BANCORP, INC. REPORTS THIRD QUARTER FISCAL YEAR 2013 RESULTS

New York, New York, February 8, 2013 Carver Bancorp, Inc. (the “Company”) (NASDAQ: CARV), the holding company for Carver Federal Savings Bank (“Carver” or the “Bank”), today announced financial results for its third fiscal quarter of 2013 ended December 31, 2012 (“Fiscal 2013”).

The Company reported net income of $0.5 million or a earnings per share of $0.13 for the third quarter of Fiscal 2013, compared to a net loss of $0.7 million or a loss per share of $0.26, for the prior year period. For the nine months ended December 31, 2012, the Company reported a net loss of $26 thousand or a loss per share of $0.01, compared to a net loss of $16.3 million or a loss per share of $16.81 for the prior year period.

Deborah C. Wright, Carver Bancorp Chairman and CEO said, “We are pleased to report our first quarterly profit since our real estate loan portfolio was severely impacted by the economic downturn. Our positive net income results for the quarter bring Carver's year-to-date results close to break-even. Our loan performance also continued to improve, with non-performing assets declining 5% from the prior quarter and 30% year-to-date.  While we have made tremendous progress, additional work still needs to be done to strengthen our loan portfolio.

Ms. Wright added: “We are also encouraged by the ongoing growth and market opportunity for Carver Community Cash. This product line, which was designed to meet the needs of the “unbanked” in our communities, helped contribute to record depository fees and charges for the quarter, which reached nearly $1 million. As we continue to add more services, such as our CashAccess kiosk, a self-service option, we are optimistic that revenues from this product line will continue to grow. Last, our recently announced executive management team expansion and realignment, positions us to further strengthen our new business platform and sets the stage for fiscal 2014 and beyond.”

Statement of Operations Highlights

Third Quarter Results

The Company reported net income for the three months ended December 31, 2012 of $0.5 million compared to a net loss of $0.7 million for the prior year period. The primary drivers of the net income versus the loss in the prior year period were gains on sales of loans held for sale (“HFS”) and a negative loan loss provision in the current quarter versus a build in the prior year.
Net Interest Income
Interest income decreased $1.0 million, or 14.2%, to $5.9 million in the third quarter, compared to the prior year quarter, with the decrease primarily attributed to a $102.5 million, or 20.2%, decrease in average loans. Although the average yield on loans increased 20 basis points to 5.26% from 5.06%, the decrease in average loans reduced total interest income on loans. These conditions will likely continue until average loan balances increase, given lower yields available on alternative earning assets. The average yield on mortgage-backed securities fell 66 basis points to 1.86% from 2.52% during the quarter, as higher yielding securities experienced early payoffs and were replaced with lower yielding securities.
Interest expense decreased $0.7 million, or 34.7%, to $1.2 million for the third quarter, compared to $1.9 million for the prior year quarter, as lower cost deposits replaced borrowings. The average rate on interest bearing liabilities decreased 49 basis points to 0.99% for the quarter ended December 31, 2012.

Provision for Loan Losses
The Company recorded a $0.4 million release of loan loss reserves for the third quarter compared to a $0.1 million provision for the prior year quarter. Net charge-offs of $1.5 million were recognized compared to $1.1 million in the prior year period. Charge-offs to the provision, in both quarters, were primarily related to impaired loans and loans moved to HFS. The impact of the charge-offs to the provision was partially offset by a reduction in the allowance for loan losses following reductions in loss experience and, to a lesser extent, a decline in loan balances.

Non-interest Income
Non-interest income increased $1.9 million, or 359.5%, to $2.5 million for the third quarter, compared to $0.6 million for the prior year quarter. The increase was primarily due to $1.1 million gains on sale of HFS loans and $60 thousand in capital gains on the Company's investment portfolio. Non-interest income in the prior period was impacted by HFS valuation adjustments of $0.5 million.

Non-interest Expense
Non-interest expense decreased $0.5 million to $7.3 million during the third quarter, compared to $7.8 million in the prior year quarter. Non-interest expense was lower in all categories except data processing with the largest decreases comprised of $0.2 million in compensation expenses and $0.1 million in consulting fees.

Income Taxes
The income tax expense was $68 thousand for the third quarter compared to a benefit of $1.0 million in the prior year period.

Nine Month Results

The Company reported a net loss for the nine months ended December 31, 2012 of $26 thousand compared to a net loss of $16.3 million for the prior year period. This improvement was primarily driven by reductions in the provision for loan losses and certain non-interest expense categories and increases in non-interest income.
Net Interest Income
Interest income decreased $3.4 million, or 15.7%, to $18.2 million in the nine month period, compared to the prior year period, with the decrease primarily attributed to a $129.0 million, or 23.7%, decrease in average loans. The average yield on loans increased 34 basis points to 5.25% from 4.91%, which was directly related to a reduction in non-performing loans. The decline in average loan balances did, however, decrease total interest income on loans. The average yield on mortgage-backed securities fell 76 basis points to 2.03% from 2.79% during the prior year period, as higher yielding securities experienced early payoffs and were replaced with lower yielding securities.
Interest expense decreased $1.8 million, or 32.1%, to $3.8 million for the nine month period, compared to $5.6 million for the prior year period, as lower cost deposits replaced more expensive long-term borrowings. The average rate on interest bearing liabilities decreased 41 basis points to 1.02% for the nine months ended December 31, 2012.

Provision for Loan Losses
The Company recorded a $0.4 million provision for loan losses for the nine month period, compared to $12.3 million for the prior year period. For the nine months ended December 31, 2012 net charge-offs of $5.7 million were recognized compared to $15.0 million in the prior year period. Charge-offs in both periods were primarily related to impaired loans and loans that moved to HFS.

Non-interest Income
Non-interest income increased $3.4 million, or 139.2%, to $5.9 million for the nine month period, compared to $2.5 million for the prior year period. The majority of the increase was attributable to gains on sales of loans, fee income received from a New Market Tax Credit (“NMTC”) transaction and an increase in depository fees. Non-interest income in the prior year period was impacted by HFS valuation adjustments of $0.9 million.

Non-interest Expense
Non-interest expense decreased $1.9 million to $20.8 million, or 8.4% compared to $22.7 million in the prior year period. Non-interest expense was lower in all categories except data processing, with the largest decreases comprised of $0.9 million in compensation expenses and a decline of $0.2 million in FDIC premiums.

Income Taxes
The income tax expense was $264 thousand for the nine month period compared to a benefit of $927 thousand for the prior year period.

Financial Condition Highlights
At December 31, 2012, total assets decreased $0.6 million, or 0.09%, to $640.6 million, compared to $641.2 million at March 31, 2012. The overall change was primarily due to decreases in the loan portfolio of $48.4 million, the allowance for loan losses of

$5.3 million and HFS loans of $10.6 million. These decreases were offset by increases in cash and cash equivalents of $30.2 million and $23.3 million in the investment portfolio.

Total securities increased $23.3 million, or 24.2%, to $119.5 million at December 31, 2012, compared to $96.2 million at March 31, 2012. This change reflects an increase of $24.8 million in available-for-sale securities offset by a $1.5 million decrease in held-to-maturity securities, as the Company continues to diversify its investment portfolio to increase interest earning assets.

Total loans receivable decreased $48.4 million, or 11.72%, to $364.5 million at December 31, 2012, compared to $412.9 million at March 31, 2012. The decrease resulted from $50.0 million of principal repayments and loan payoffs across all loan classifications comprised the majority of the decrease, with the largest declines in multi-family, commercial and construction loans. An additional $9.1 million in loans were transferred from held for investment to HFS and $5.7 million in principal charge offs. Decreases were partially offset by loan originations and advances of $17.4 million. The decrease of $5.3 million in the allowance for loan losses is due to stabilization in valuations of the non performing loans and the decrease in loan balances.

HFS loans decreased $10.6 million or 35.9% to $19.0 million as the Company continued to take aggressive steps to resolve troubled loans. During the year, $9.1 million in loans, net of charge-offs, transferred into the held for sale portfolio from the held for investment portfolio. This increase was offset by $19.7 million of sales and paydowns.

Total liabilities increased $0.4 million, or 0.07%, to $585.0 million at December 31, 2012, compared to $584.6 million at March 31, 2012, due to an increase in borrowings of $30.0 million and an increase in other liabilities of $1.4 million partially offset by reductions in deposits of $30.9 million.

Deposits decreased $30.9 million, or 5.81%, to $501.6 million at December 31, 2012, compared to $532.6 million at March 31, 2012, due principally to $10 million of planned withdrawals from non-interest bearing control disbursements accounts and management's decision to release higher cost certificates of deposit.

Advances from the Federal Home Loan Bank of New York (“FHLB-NY”) and other borrowed money increased $30.0 million, or 69.02%, to $73.4 million at December 31, 2012, compared to $43.4 million at March 31, 2012, as the Company added short-term borrowings during the nine month period to replace previously terminated long-term borrowings.

Total equity decreased $1.0 million, or 1.80%, to $55.6 million at December 31, 2012, compared to $56.6 million at March 31, 2012. The decline reflects a net loss before taxes of $0.9 million (excluding non-controlling interest).

Asset Quality
At December 31, 2012, non-performing assets totaled $57.6 million, or 8.98% of total assets, compared to $86.4 million or 13.47% of total assets at March 31, 2012, and $93.9 million or 14.01% of total assets at December 31, 2011. Non-performing assets at December 31, 2012 were comprised of $12.0 million of loans 90 days or more past due and non-accruing, $18.0 million of loans classified as a troubled debt restructuring, $5.6 million of loans that are either performing or less than 90 days past due that have been classified as impaired, $3.0 million of Real Estate Owned, and $19.0 million of loans classified as HFS.

The allowance for loan losses was $14.5 million at December 31, 2012, which represents a ratio of the allowance for loan losses to non-performing loans of 40.72% compared to 36.31% at March 31, 2012. The ratio of the allowance for loan losses to total loans was 3.97% at December 31, 2012, a decline from 4.80% at March 31, 2012.

About Carver Bancorp, Inc.
Carver Bancorp, Inc. is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank, founded in 1948 to serve African-American communities whose residents, businesses, and institutions had limited access to mainstream financial services. Carver, the largest African- and Caribbean-American run bank in the United States, operates nine full-service branches in the New York City boroughs of Brooklyn, Manhattan, and Queens. For further information, please visit the Company's website at www.carverbank.com.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from those included in these statements due to a variety of factors, risks and uncertainties. More information about these factors, risks and uncertainties is contained in our filings with the Securities and Exchange Commission.

CARVER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

$ in thousands except per share data	December 31,	March 31,
ASSETS	2012	2012
Cash and cash equivalents:
Cash and due from banks	$114,292	$89,872
Money market investments	7,558	1,825
Total cash and cash equivalents	121,850	91,697
Restricted cash	6,416	6,415
Investment securities:
Available-for-sale, at fair value	109,936	85,106
Held-to-maturity, at amortized cost (fair value of $10,191 and $11,774 at December 31, 2012 and March 31, 2012, respectively)	9,565	11,081
Total investments	119,501	96,187

Loans held-for-sale (“HFS”)	18,991	29,626

Loans receivable:
Real estate mortgage loans	330,655	367,611
Commercial business loans	33,535	43,989
Consumer loans	264	1,258
Loans, net	364,454	412,858
Allowance for loan losses	(14,483)	(19,821)
Total loans receivable, net	349,971	393,037
Premises and equipment, net	8,885	9,573
Federal Home Loan Bank of New York (“FHLB-NY”) stock, at cost	3,368	2,168
Accrued interest receivable	2,359	2,256
Other assets	9,297	10,271
Total assets	$640,638	$641,230

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Deposits:
Savings	96,226	101,079
Non-Interest Bearing Checking	61,676	67,202
NOW	25,044	28,325
Money Market	113,417	109,404
Certificates of Deposit	205,286	226,587
Total Deposits	501,649	532,597
Advances from the FHLB-New York and other borrowed money	73,403	43,429
Other liabilities	9,986	8,585
Total liabilities	585,038	584,611

Stockholders' equity:
Preferred stock, (par value $0.01, per share), 45,118 Series D shares, with a liquidation preference of $1,000 per share, issued and outstanding	45,118	45,118
Common stock (par value $0.01 per share: 10,000,000 shares authorized; 3,697,264 issued; 3,695,320 and 3,695,174 shares outstanding at December 31, 2012 and March 31, 2012, respectively)	61	61
Additional paid-in capital	55,574	54,068
Accumulated deficit	(45,125)	(45,091)
Non-controlling interest	95	2,751
Treasury stock, at cost (1,944 shares at December 31, 2012 and 2,090 and March 31, 2012, respectively).	(417)	(447)
Accumulated other comprehensive income	294	159
Total stockholders' equity	55,600	56,619
Total liabilities and stockholders' equity	$640,638	$641,230

CARVER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
$ in thousands except per share data	December 31,		December 31
	2012	2011	2012	2011
Interest Income:
Loans	$5,325	$6,416	$16,398	$20,076
Mortgage-backed securities	215	279	783	1,018
Investment securities	349	114	857	340
Money market investments	38	102	156	151
Total interest income	5,927	6,911	18,194	21,585

Interest expense:
Deposits	868	1,069	2,750	3,012
Advances and other borrowed money	342	785	1,033	2,560
Total interest expense	1,210	1,854	3,783	5,572

Net interest income	4,717	5,057	14,411	16,013
Provision for loan losses	(398)	113	386	12,290
Net interest income after provision for loan losses	5,115	4,944	14,025	3,723

Non-interest income:
Depository fees and charges	964	740	2,652	2,212
Loan fees and service charges	170	203	565	689
Gain on sale of securities, net	60	—	60	—
Gain on sale of loans, net	1,109	19	1,714	154
Loss on real estate owned	—	(91)	(288)	(216)
New Market Tax Credit ("NMTC") fees	—	—	625	—
Lower of Cost or market adjustment on loans held for sale	—	(530)	—	(905)
Other	238	212	587	539
Total non-interest income	2,541	553	5,915	2,473

Non-interest expense:
Employee compensation and benefits	2,819	3,006	8,243	9,188
Net occupancy expense	910	903	2,684	2,805
Equipment, net	314	329	889	1,029
Data processing	326	216	842	596
Consulting fees	63	165	243	370
Federal deposit insurance premiums	320	369	994	1,177
Other	2,552	2,788	6,933	7,531
Total non-interest expense	7,304	7,776	20,828	22,696

Profit/(Loss) before income taxes	352	(2,279)	(888)	(16,500)
Income tax expense (benefit)	68	(1,004)	264	(927)
Net income/(loss) before attribution of noncontrolling interest	284	(1,275)	(1,152)	(15,573)
Non Controlling interest, net of taxes	(190)	(595)	(1,126)	687
Net income/(loss)	$474	$(680)	$(26)	$(16,260)

Earnings/(loss) per common share:
Basic	$0.13	$(0.26)	$(0.01)	$(16.81)
Diluted	$0.13	N/A	N/A	N/A

CARVER BANCORP, INC. AND SUBSIDIARIES
Non Performing Asset Table

$ in thousands	December 2012	September 2012	June 2012	March 2012	December 2011
Loans accounted for on a non-accrual basis (1):
Gross loans receivable:
One-to-four family	$7,249	$6,094	$7,363	$6,988	$12,863
Multi-family	483	1,724	1,790	2,923	2,619
Commercial real estate	18,872	14,145	16,487	24,467	26,313
Construction	1,230	4,258	4,658	11,325	17,651
Business	7,718	8,717	9,337	8,862	9,825
Consumer	14	15	—	23	4
Total non-performing loans	$35,566	$34,953	$39,635	$54,588	$69,275

Other non-performing assets (2):
Real estate owned	$2,996	$2,119	$1,961	$2,183	$2,183
Loans held for sale	18,991	26,830	30,163	29,626	22,490
Total other non-performing assets	21,987	28,949	32,124	31,809	24,673
Total non-performing assets (3):	$57,553	$63,902	$71,759	$86,397	$93,948

Non-performing loans to total loans	9.76%	9.20%	10.17%	13.22%	15.12%
Non-performing assets to total assets	8.98%	10.01%	11.13%	13.47%	14.01%

(1) Non-accrual status denotes any loan where the delinquency exceeds 90 days past due and in the opinion of management the collection of contractual interest and/or principal is doubtful. Payments received on a non-accrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on assessment of the ability to collect on the loan.

(2)  Other non-performing assets generally represent loans that the Bank is in the process of selling and has designated held for sale or property acquired by the Bank in settlement of loans less costs to sell (i.e., through foreclosure, repossession or as an in-substance foreclosure).  These assets are recorded at the lower of their cost or fair value.

(3)  Troubled debt restructured loans performing in accordance with their modified terms for less than six months and those not performing in accordance with their modified terms are considered non-accrual and are included in the non-accrual category in the table above. At December 31, 2012 there were $5.1 million TDR loans that have performed in accordance with their modified terms for a period of at least six months. These loans are generally considered performing loans and are not presented in the table above.

CARVER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES

	For the Three Months Ended December 31,
	2012			2011
$ in thousands	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest Earning Assets:
Loans (1)	$404,613	$5,325	5.26%	$507,153	$6,416	5.06%
Mortgaged-backed securities	46,251	215	1.86%	44,246	279	2.52%
Investment securities	73,392	267	1.46%	24,169	81	1.33%
Restricted Cash Deposit	6,415	—	0.03%	6,397	—	0.03%
Equity securities (2)	2,545	23	3.60%	2,655	30	4.42%
Other investments and federal funds sold	66,899	97	0.58%	63,309	105	0.66%
Total interest-earning assets	600,115	5,927	3.95%	647,929	6,911	4.27%
Non-interest-earning assets	9,273			6,921
Total assets	$609,388			$654,850

Interest Bearing Liabilities:
Deposits:
Now demand	$25,054	10	0.16%	$27,191	11	0.16%
Savings and clubs	97,391	64	0.26%	102,960	68	0.26%
Money market	112,044	201	0.71%	83,690	251	1.19%
Certificates of deposit	204,609	582	1.13%	193,358	728	1.49%
Mortgagors deposits	2,282	11	1.92%	2,309	11	1.89%
Total deposits	441,380	868	0.78%	409,508	1,069	1.04%
Borrowed money	43,737	342	3.11%	88,679	785	3.51%
Total interest-bearing liabilities	485,117	1,210	0.99%	498,187	1,854	1.48%
Non-interest-bearing liabilities:
Demand	60,117			84,585
Other liabilities	9,329			8,449
Total liabilities	554,563			591,221
Stockholders' equity	54,825			63,629
Total liabilities & stockholders' equity	$609,388			$654,850
Net interest income		$4,717			$5,057

Average interest rate spread			2.96%			2.79%

Net interest margin			3.14%			3.12%

(1) Includes non-accrual loans
(2) Includes FHLB-NY stock

CARVER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED AVERAGE BALANCES

	For the Nine Months Ended December 31,
	2012			2011
$ in thousands	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost

Interest Earning Assets:
Loans (1)	$416,306	$16,398	5.25%	$545,267	$20,076	4.91%
Mortgaged-backed securities	51,418	783	2.03%	48,631	1,018	2.79%
Investment securities	57,776	599	1.38%	23,773	218	1.22%
Restricted Cash Deposit	6,415	1	0.03%	6,969	2	0.03%
Equity securities (2)	2,545	70	3.64%	2,867	111	5.14%
Other investments and federal funds sold	77,438	343	0.59%	44,877	160	0.47%
Total interest-earning assets	611,898	18,194	3.96%	672,384	21,585	4.28%
Non-interest-earning assets	8,139			3,015
Total assets	$620,037			$675,399

Interest Bearing Liabilities:
Deposits:
Now demand	$26,016	31	0.16%	$26,451	32	0.16%
Savings and clubs	99,495	197	0.26%	105,112	208	0.26%
Money market	110,241	598	0.72%	76,232	608	1.06%
Certificates of deposit	212,432	1,894	1.19%	198,780	2,135	1.43%
Mortgagors deposits	2,193	30	1.82%	2,392	30	1.66%
Total deposits	450,377	2,750	0.81%	408,967	3,013	0.98%
Borrowed money	43,857	1,033	3.13%	99,806	2,561	3.41%
Total interest-bearing liabilities	494,234	3,783	1.02%	508,773	5,574	1.45%
Non-interest-bearing liabilities:
Demand	62,057			103,069
Other liabilities	8,160			8,162
Total liabilities	564,451			620,004
Stockholders' equity	55,586			55,395
Total liabilities & stockholders' equity	$620,037			$675,399
Net interest income		$14,411			$16,011

Average interest rate spread			2.94%			2.83%

Net interest margin			3.14%			3.18%

(1) Includes non-accrual loans
(2) Includes FHLB-NY stock

CARVER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED SELECTED KEY RATIOS

	Three Months Ended				Nine Months Ended
	December 31				December 31
Selected Statistical Data:	2012		2011		2012		2011

Return on average assets (1)	0.31%		(0.42)%		(0.01)%		(4.81)%
Return on average equity (2)	3.46%		(4.27)%		(0.14)%		(58.71)%
Net interest margin (3)	3.14%		3.12%		3.14%		3.19%
Interest rate spread (4)	2.96%		2.79%		2.94%		2.83%
Efficiency ratio (5)	100.63%		138.60%		102.47%		122.77%
Operating expenses to average assets (6)	4.79%		4.75%		10.08%		6.72%
Average equity to average assets (7)	9.00%		9.72%		8.96%		8.20%

Average interest-earning assets to average interest-bearing liabilities	1.24	x	1.17	x	1.24	x	1.23	x

Net income (loss) per share (*)	$0.13		$(0.26)		$(0.01)		$(16.81)
Average shares outstanding (*)	3,695,653		2,621,340		3,695,616		984,348

	December 31
	2012		2011
Capital Ratios:
Tier 1 leverage ratio (8)	10.06%		10.30%
Tier I risk-based capital ratio (8)	16.56%		14.76%
Total risk-based capital ratio (8)	19.13%		17.11%

Asset Quality Ratios:
Non performing assets to total assets (9)	8.98%		14.01%
Non performing loans to total loans receivable (9)	9.76%		15.12%
Allowance for loan losses to total loans receivable	3.97%		4.45%
Allowance for loan losses to non-performing loans	40.72%		29.46%

(1) Net loss, annualized, divided by average total assets.
(2) Net loss, annualized, divided by average total equity.
(3) Net interest income, annualized, divided by average interest-earning assets.
(4) Combined weighted average interest rate earned less combined weighted average interest rate cost.
(5) Operating expenses divided by sum of net interest income plus non-interest income.
(6) Non-interest expenses, annualized, divided by average total assets.
(7) Average equity divided by average assets for the period ended.
(8) These ratios reflect consolidated bank only.
(9) Non performing assets consist of non-accrual loans, and real estate owned
(*) Common stock shares reflect 1 for 15 reverse stock split which was effective on October 27, 2011